As filed with the Securities and Exchange Commission on March 14, 2016
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

RealPage, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	75-2788861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4000 International Parkway Carrollton, Texas 75007
(Address of principal executive offices, including zip code)

RealPage, Inc. 2010 Equity Incentive Plan
(Full title of the plan)

W. Bryan Hill RealPage, Inc. 4000 International Parkway Carrollton, Texas 75007 (972) 820-3000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐ (do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share:
- To be issued under the 2010 Equity Incentive Plan	2,000,000 (2)	$20.76 (3)	$41,520,000.00	$4,181.07
TOTAL:	2,000,000		$41,520,000.00	$4,181.07

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the RealPage, Inc. 2010 Equity Incentive Plan, as amended and restated June 4, 2014, as further amended on January 8, 2015, April 1, 2015 and February 18, 2016 (“2010 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Reflects additional shares reserved for issuance under the 2010 Plan which became issuable under the 2010 Plan pursuant to its terms.
(3)
Estimated in accordance with Rule 457(c) and Rule 457(h) solely for purposes of calculating the registration fee based upon the price of $20.76 per share, which represents the average of the high and low price per share of the Registrant’s common stock on March 11, 2016 as reported on the Nasdaq Global Select Market.

REALPAGE, INC.
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 registers additional shares of common stock of RealPage, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2010 Equity Incentive Plan, as amended and restated June 4, 2014, as further amended on January 8, 2015, April 1, 2015 and February 18, 2016. Accordingly, the contents of the previous Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 17, 2010 (File No. 333-168878), March 2, 2011 (File No. 333-172573), February 28, 2012 (File No. 333-179773), February 28, 2013 (File No. 333-186964), and March 3, 2015 (File No. 333-202462) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Commission, except to the extent of information which was furnished rather than filed by the Registrant, all such furnished information specifically not being incorporated by reference herein:
(1)The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015, filed with the Commission on February 29, 2016 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and
(3)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34846) filed with the Commission on August 9, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.
Item 6.  Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We also maintain directors’ and officers’ liability insurance.
Item 8.  Exhibits.
See the Index to Exhibits immediately following the signature pages to this Registration Statement on Form S-8, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on this 14th day of March, 2016.
REALPAGE, INC.
By:    /s/ Stephen T. Winn
Stephen T. Winn
Chairman of the Board, Chief Executive Officer,
President and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen T. Winn and W. Bryan Hill and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen T. Winn Stephen T. Winn	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	March 14, 2016
/s/ W. Bryan Hill W. Bryan Hill	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	March 14, 2016
/s/ Alfred R. Berkeley, III Alfred R. Berkeley, III	Director	March 14, 2016
/s/ Peter Gyenes Peter Gyenes	Director	March 14, 2016
/s/ Scott S. Ingraham Scott S. Ingraham	Director	March 14, 2016
/s/ Charles Kane Charles Kane	Director	March 14, 2016
/s/ Jeffrey T. Leeds Jeffrey T. Leeds	Director	March 14, 2016
/s/ Kathryn V. Marinello Kathryn V. Marinello	Director	March 14, 2016
/s/ Jason A. Wright Jason A. Wright	Director	March 14, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated Bylaws of the Registrant
4.3(3)	Specimen common stock certificate of Registrant
4.4(4)	2010 Equity Incentive Plan, as amended and restated June 4, 2014
4.5(5)	First Amendment, dated January 8, 2015, to 2010 Equity Incentive Plan, as amended and restated June 4, 2014
4.6(6)	Second Amendment, dated April 1, 2015, to 2010 Equity Incentive Plan, as amended and restated June 4, 2014
4.7	Third Amendment, dated February 18, 2016, to 2010 Equity Incentive Plan, as amended and restated June 4, 2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Ernst & Young LLP
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

(1)	Incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-166397) filed with the Commission on July 26, 2010.

(2)	Incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-166397) filed with the Commission on July 26, 2010.

(3)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-166397) filed with the Commission on July 26, 2010.

(4)	Incorporated by reference to Appendix “A” to the Registrant’s 2014 Proxy Statement (File No. 001-34846) filed with the Commission on April 17, 2014.

(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34846) filed with the Commission on January 21, 2015.

(6)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34846) filed with the Commission on April 7, 2015.